Exhibit 4.1

CELLYAN BIOTECHNOLOGY CO., LTD
(the “Company”)

(Registration Number 402778)

Number	Class A Ordinary Share(s)

Incorporated under the laws of the Cayman Islands

Share capital is US$1,000,000 divided into 1,000,000,000 Ordinary Shares of par value of US$0.001 each, comprising:

(i)       940,000,000 Class A Ordinary Shares of par value of US$0.001 and

(ii)       60,000,000 Class B Ordinary Shares of par value of US$0.001 each.

THIS IS TO CERTIFY THAT                                                       is the registered holder of                                         Class A Ordinary Share(s) in the above-named Company subject to the Memorandum and Articles of Association thereof.

EXECUTED on behalf of the said Company on the                       day of                                                    2026 by:

DIRECTOR

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, THE “ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS SECURITY MAY NOT BE TRANSFERRED, SOLD OR OFFERED FOR SALE: (A) IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (2) AN EXEMPTION OR QUALIFICATION UNDER APPLICABLE SECURITIES LAWS. ANY ATTEMPT TO TRANSFER OR SELL THIS SECURITY IN VIOLATION OF THESE RESTRICTIONS SHALL BE VOID.